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                                                            HECO Exhibit 10.6(a)
                                                            --------------------

         Amendment No. 1 to "Power Purchase Contract Between Hawaiian
             Electric Co., Inc. and the City & County of Honolulu
                             Dated March 10, 1986

By mutual agreement, Appendix D of the subject Contract is hereby amended to reflect that energy furnished by the Seller to the Company shall be in accordance with the following revised limitations:

1. Except as limited in accordance with Section 8, Appendix A, during the months of June through November, there shall be no off-peak maximum rate of energy delivery, except for circumstances wherein the Company experiences a specific equipment problem which makes it technically impossible for the Company to take the level of output desired by the Seller. In any such circumstances, the Company shall promptly notify the Seller of the specific problem and use its best efforts to allow restoration of the level of output desired by the Seller in a timely manner.

2. During off-peak hours, the Company shall accept from the Seller during the months of December through May, on Monday through Friday up to 40 MW and on Saturday, Sunday, and holidays up to 25 MW. The maximum off-leak dispatch levels noted in this subparagraph 2 shall also be subject to the same exception for equipment problems of the Company noted in subparagraph 1 above, but may also be raised if the Company has a normally base-loaded unit off-line for overhaul.

3. To enhance the Company's ability to accept energy from the Seller, Seller agrees to notify the Company by noon on Wednesday of each week of the expected hourly dispatch level of the Seller's facility for the coming week. If the Seller so desires it and the circumstances permit it, the Company may waive the limitations noted above on a week-to-week basis.

This Amendment covers dispatch levels only and is in no way intended to affect the pricing mechanisms established in the Contract.


HAWAIIAN ELECTRIC COMPANY, INC.             CITY AND COUNTY OF HONOLULU


By /s/ Richard K. McQuain   3/7/90          By /s/ Theodore Jung        3-9-90
   --------------------------------            --------------------------------
   Its Vice President        Date              Its Director of Finance   Date


By /s/ Vern E. Cronkhite    3/7/90          By /s/ Sam Callejo         3-12-90
   --------------------------------            --------------------------------
   Its Vice President        Date              Its Director & Chief     Date
                                                   Engineer, Department
                                                   of Public Works